                                  EXHIBIT 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of 3Com Corporation on Form S-8 of our report dated June 22, 1999 appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 28, 1999.


DELOITTE & TOUCHE LLP

San Jose, California
April 13,  2000